Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE

SBA COMMUNICATIONS CORPORATION REPORTS 4th QUARTER AND

RESTATED HISTORICAL RESULTS; UPDATES 2005 GUIDANCE

SBA COMMUNICATIONS CORPORATION (NASDAQ: SBAC); BOCA RATON, FLORIDA, Thursday, March 10, 2005

SBA Communications Corporation (“SBA” or the “Company”) today reported results for the fourth quarter ended December 31, 2004. Highlights of the results include:

❑	Fourth quarter over year earlier period:

Site leasing revenue growth of 14.3%

Tower cash flow growth of 20.6%

Loss from continuing operations reduced by 24.7%

Adjusted EBITDA growth of 34.3%

❑	Reduction in net debt/annualized adjusted EBITDA leverage ratio to 9.7x.

All historical financial results presented herein for the fiscal year ended December 31, 2003 and nine months ended September 30, 2004 have been restated to reflect the Company’s change in its method of accounting for ground lease expense described below under “Restated Historical Results.” Additionally, as previously announced in the first half of 2004, the Company adopted a plan to sell all of its services business in the western United States and has completed the sale of all portions of its western services business. The results of the Company’s western services segment are reflected as discontinued operations in accordance with generally accepted accounting principles for the three months and fiscal year period ended December 31, 2004 and 2003. Other than the net loss information presented below, all other financial information contained in the text of this press release is from the Company’s continuing operations.

Operating Results

Total revenues in the fourth quarter of 2004 were $65.5 million, compared to $51.4 million in the year earlier period. Site leasing revenue of $37.7 million and site leasing gross profit of $25.9 million were up 14.3% and 22.1%, respectively, over the year earlier period. Cost of site leasing revenue for the three months ended December 31, 2004 and 2003 included approximately $1.3 million and $1.5 million, respectively, of non-cash ground lease expense calculated pursuant to the Company’s revised method of accounting for ground lease expense. Same tower revenue and site leasing gross profit growth on the 3,053 towers owned at December 31, 2004 and December 31, 2003 were 13.6% and 19.8% respectively. Site leasing contributed 92.1% of the Company’s gross profit in the fourth quarter of 2004.

As a result of the Company’s change in its method of accounting for ground lease expense, SBA is changing its definition of Tower Cash Flow and Adjusted EBITDA to exclude the non-cash impact from straight-line calculations used to determine leasing revenue or ground rent expense. Reconciliations of these non-GAAP terms to reported GAAP financial results are provided below. Tower Cash Flow for the three months ended December 31, 2004 was $26.8 million, a 20.6% increase over the year earlier period. Tower Cash Flow margin for the three months ended December 31, 2004 was 72.0%, a 340 basis point improvement over the year earlier period.

Site development revenues were $27.9 million compared to $18.5 million in the year earlier period, a 50.7% increase. Site development gross profit margin was 8.0% in the fourth quarter, compared to 9.1% in the year earlier period.

Selling, general and administrative expenses were $7.2 million in the fourth quarter, compared to $7.7 million in the year earlier period. Loss from continuing operations for the fourth quarter was $41.5 million or $(.65) per share, compared to $55.1 million or $(1.02) per share in the year earlier period. Net loss in the fourth quarter of 2004 was $41.8 million, or $(.66) per share, compared to a net loss of $52.8 million, or $(.98) per share, in the year earlier period. Excluding $21.9 million relating to non-cash asset impairment charges and the write-off of deferred financing fees and extinguishment of debt charges, fourth quarter 2004 loss from continuing operations was $19.6 million or $(.31) per share. Adjusted EBITDA was $21.9 million, compared to $16.3 million in the year earlier period, or a 34.3% increase. Adjusted EBITDA margin was 33.6%.

Net cash interest expense and non-cash interest expense was $10.4 million and $7.9 million, respectively, in the fourth quarter of 2004, compared to $20.0 million and $3.4 million in the year earlier period.

Cash provided by operating activities for the three months ended December 31, 2004 was $0.2 million, compared to a use of cash of $9.5 million for the three months ended December 31, 2003. Cash provided by operating activities for the fourth quarter of 2004 includes interest payments associated with the repurchase of our 10 1/4% senior notes of approximately $7.5 million that would otherwise have been paid in the first quarter of

2005. Equity free cash flow (defined below) for the three months ended December 31, 2004 was a negative $7.8 million compared to a negative $12.4 million in the year earlier period.

Investing Activities

During the fourth quarter, SBA purchased five towers, built ten towers and sold or otherwise disposed of 16 towers, all of which were previously held for sale. As a result of these activities, as of December 31, 2004 SBA owned 3,060 towers in continuing operations, excluding six towers that were held for sale. The Company received $0.3 million from the sale or disposition of the 16 towers. In the fourth quarter, the Company recognized a loss, included in discontinued operations, of $0.3 million on the disposition of its western services segment. Total cash capital expenditures for the fourth quarter were $3.5 million, consisting of $0.9 million of non-discretionary capital expenditures (tower maintenance and general corporate) and $2.6 million of discretionary capital expenditures (new tower builds, tower augmentations, tower acquisitions and related earn-outs, and ground lease purchases). The five towers were purchased for an aggregate amount of $3.6 million, consisting of $0.5 million in cash and 0.4 million shares of SBA common stock.

Since January 1, 2005, SBA has purchased 24 towers for an aggregate amount of $8.1 million, consisting of $4.0 million in cash and 0.5 million shares of SBA common stock. The Company has agreed to purchase an additional 32 towers for an aggregate amount of $8.7 million, of which we expect to pay approximately 70% in cash and the remainder in SBA common stock. We anticipate that these acquisitions will be consummated in the first quarter of 2005.

Financing Activities and Liquidity

SBA ended the fourth quarter with $323.4 million outstanding under its $400.0 million senior credit facility, $302.4 million of 9 3/4% senior discount notes, $250.0 million of 8 1/2% senior notes, $50.0 million of 10 1/4% senior notes, and net debt of $854.2 million. The Company’s net debt to annualized adjusted EBITDA leverage ratio was 9.7x at December 31, 2004. Debt amounts as of December 31, 2004 exclude approximately $1.9 million of deferred gain from the termination of a derivative in 2002. In the fourth quarter of 2004, SBA issued $250.0 million of 8 1/2% senior notes and used the net proceeds from the issue to repay indebtedness, including repurchases of $228.5 million of its 10 1/4% senior notes and $1.3 million face amount of its 9 3/4% senior discount notes. SBA paid cash of $220.9 million and issued 4.1 million shares of its common stock for such repurchases, including accrued interest. Liquidity at December 31, 2004 was approximately $108.1 million, consisting of $71.6 million of cash and restricted cash, and approximately $36.5 million of additional availability under the senior credit facility.

On February 1, 2005, SBA repurchased the remaining $50.0 million of its 10 1/4% senior notes. The Company paid from cash on hand $55.1 million including accrued interest. The Company currently has issued and outstanding $250.0 million of 8 1/2% senior notes, $307.3 million of 9 3/4% senior discount notes (accreted through February 28, 2005), $323.4 million under its senior credit facility and 65.4 million shares of common stock.

“We are very pleased to present our fourth quarter results,” said Jeffrey A. Stoops, SBA’s President and Chief Executive Officer. “We produced very strong growth over the year earlier period. We performed extremely well on our three primary goals – Adjusted EBITDA and Tower Cash Flow growth, improving free cash flow, and reduced leverage. We completed a major refinancing transaction in the fourth quarter, allowing us to further reduce our weighted average cost of debt. Our strong growth and financial results reflect good customer activity in 2004, and gave us the confidence to recommence a measured new tower build and acquisition effort. We believe that customer activity and backlog in both our site leasing and services segments will continue to be solid, which gives us optimism for continued growth for 2005. We enjoyed success on many fronts in the fourth quarter, and we are very appreciative of our customers and employees for their contributions to our success. We believe we are well positioned to achieve material Tower Cash Flow, Adjusted EBITDA and equity free cash flow growth in 2005, and continue to delever the balance sheet.”

Outlook

The Company has updated its Full Year 2005 Outlook for anticipated results from continuing operations. The update reflects the Company’s change to its method of accounting for ground lease expense. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in the Company’s filings with the Securities and Exchange Commission.

	Quarter ended March 31, 2005			For fiscal year ended December 31, 2005
	(in millions)
Site leasing revenue	$37.5	to	$38.5	$155.0	to	$161.0
Site development revenue	$18.0	to	$21.0	$80.0	to	$90.0
Total revenues	$55.5	to	$59.5	$235.0	to	$251.0
Tower Cash Flow	$27.0	to	$27.5	$111.0	to	$117.0
Adjusted EBITDA	$20.5	to	$21.7	$88.0	to	$94.0
Net cash interest expense(1)	$9.0	to	$10.0	$38.0	to	$42.0
Non-cash interest expense(1)	$7.0	to	$7.5	$30.0	to	$31.0
Cash flow from operating activities	$14.0	to	$18.0	$48.0	to	$58.0
Non-discretionary cash capital expenditures(2)	$1.0	to	$2.0	$4.0	to	$8.0
Discretionary cash capital expenditures(3)	$13.0	to	$14.5	$24.0	to	$32.0
Equity free cash flow(4)	$4.5	to	$10.0	$9.0	to	$25.0

(1)	Excludes amortization of debt issuance costs.
(2)	Consists of maintenance and general corporate capital expenditures
(3)	Consists of new tower builds, augmentation of existing towers, ground lease purchases, tower acquisitions and related earn-outs. We plan on building 50 to 75 new towers in 2005 for our ownership. Guidance includes $6 million of of cash consideration related to the pending acquisitions described above.
(4)	Defined as cash flow from operating activities less non-cash interest expense less non-discretionary cash capital expenditures.

Conference Call Information

SBA Communications Corporation will host a conference call Friday, March 11, 2005 at 11:00 A.M. EST to discuss the quarterly results. The call may be accessed as follows:

When:	Friday, March 11, 2005 at 11:00 A.M. EST
Dial-in number:	888-428-4478
Conference call name:	“SBA Fourth Quarter Results”
Replay:	March 11, 2005 at 3:15 P.M. to March 25, 2005 at 11:59 P.M.
Number:	800-475-6701
Access Code:	767825

Internet access:	www.sbasite.com

Information Concerning Forward-Looking Statements

This press release includes forward looking statements, including statements regarding (i) the effect of the restatements on the Company’s financial statements; (ii) the Company’s intention to file restated financial statements in its 2004 Form 10-K on or before March 16, 2005; (iii) the Company’s expectations that management and the Company’s independent registered public accountant will conclude that a material weakness existed in its internal control over financial reporting and that such material weakness has been remediated; (iv) the effect of customer activity and backlogs in both leasing and service segments and the Company’s expectations for continued growth in 2005; (v) the Company’s first quarter 2005 and full year 2005 guidance; (vi) the Company’s expectations regarding material Tower Cash Flow, Adjusted EBITDA and equity free cash flow growth, and its ability to continue to delever its balance sheet, and (vii) the Company’s expectations regarding the consummation of pending tower acquisitions in the first quarter of 2005 and the type of consideration to be paid in such pending tower acquisitions. These forward-looking statements may be affected by the risks and uncertainties in the Company’s business. This information is qualified in its entirety by cautionary statements and risk factor disclosure contained in the Company’s Securities and Exchange Commission filings, including the Company’s report on Form 10-K filed with the Commission on March 12, 2004. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. With respect to the Company’s expectations regarding all of these statements, including its financial guidance, such risk factors include, but are not limited to: (1) the Company’s ability to complete its restatements and file the restated financial statements in its Form 10-K on or before March 16, 2005, (2) the Company’s ability to finish its analysis regarding the effectiveness of its internal control over financial reporting, the existence of any material weakness and whether any such material weakness has been remediated, (3) the ability and willingness of wireless service providers to maintain or increase their capital expenditures, (4) the Company’s ability to secure as many site leasing tenants as planned at anticipated lease rates, (5) the Company’s ability to expand its site leasing business, (6) the Company’s ability to retain current lessees on towers, (7) the Company’s ability to secure and deliver anticipated services business at contemplated margins, (8) the Company’s ability to increase revenues and maintain or decrease expenses and cash capital expenditures, (9) the Company’s ability to continue to comply with covenants and the terms of its senior credit facility and to access sufficient capital to fund its operations, (10) the business climate for the wireless communications industry in general and the wireless communications infrastructure providers in particular, (11) the continued dependence on towers and outsourced site development services by the wireless communications industry, and (12) the number of uncertainties, contingencies, agreements and closing requirements associated with the Company’s pending tower acquisitions as well as the Company’s ability to consummate the pending tower acquisitions during the first quarter of 2005.

Information on non-GAAP financial measures is presented below under “Unaudited Consolidated Statements of Operations.” This press release will be available on our website at www.sbasite.com.

For additional information about SBA, please contact Pam Kline, Vice-President-Capital Markets, at (561) 995-7670, or visit our website at www.sbasite.com.

SBA is a leading independent owner and operator of wireless communications infrastructure in the United States. SBA generates revenue from two primary businesses – site leasing and site development services. The primary focus of the Company is the leasing of antenna space on its multi-tenant towers to a variety of wireless service providers under long-term lease contracts. Since it was founded in 1989, SBA has participated in the development of over 25,000 antenna sites in the United States.

Restated Historical Results

As previously reported, SBA will be restating its financial statements for all periods presented to reflect changes in the method by which it accounts for ground lease expense. The prior method by which the Company accounted for ground lease expense has been determined to have been incorrect. In general, SBA will now calculate ground lease expense by using a period of time equal to the lesser of 1) the term of the ground lease including all renewal terms, or 2) the term of the initial tenant lease including all renewal terms, for purposes of determining its periodic straight-line ground lease expense in those cases where the ground leases have fixed price escalators. For those towers that were put into service without any tenant leases at such initial service date, the calculation period will generally be the initial term of the ground lease. For the 2003 fiscal year and the nine months ended September 30, 2004, the periods of time used to calculate ground rent expense for the restated results are approximately 25 years, compared to approximately 7 years used prior to the change in accounting. Since SBA has the ability to renew the substantial majority of its ground leases and consequently control its tower assets over relatively long periods of time, its GAAP ground rent expense under its new method of accounting will be higher than would have been the case with ground leases with shorter terms. To the extent the depreciable lives of individual towers exceed the period of time used to calculate the underlying ground lease expense, the depreciable lives will be adjusted to coincide with such period. The change in accounting requires non-cash adjustments primarily to increase reported ground rent expense and reported depreciation expense. The adjustments have no impact on revenue, cash flow from operating activities, compliance with any financial covenant or debt instrument, cash balances or the current economic value of SBA’s leaseholds and its tower assets. On a cumulative basis through September 30, 2004, the adjustments are expected to decrease site leasing gross profit by $24.9 million, increase depreciation, accretion and amortization expense by $36.4 million, decrease operating and other expenses by $5.6 million and increase net loss by $55.7 million. The effect of the restatements is expected to be as follows for the year ended December 31, 2003 and the nine months ended September 30, 2004:

	For the year ended December 31, 2003		For the nine months ended September 30, 2004
	As previously reported	As restated	As previously reported	As restated
	(in thousands)
Total revenues	$192,109	$192,109	$165,949	$165,949
Site leasing cost of revenue	(42,119)	(47,793)	(31,384)	(35,555)
Site development cost of revenue	(58,683)	(58,683)	(55,740)	(55,740)
Depreciation, accretion, and amortization	(84,149)	(93,657)	(61,755)	(68,102)
Other operating expenses	(49,773)	(45,801)	(23,589)	(23,495)

Operating loss from continuing operations	(42,615)	(53,825)	(6,519)	(16,943)
Total other expense	(119,251)	(119,251)	(84,867)	(84,867)
Provision for income taxes	(1,820)	(1,729)	(827)	(696)

Loss from continuing operations before cumulative effect of change in accounting principle	(163,686)	(174,805)	(92,213)	(102,506)
(Loss) gain from discontinued operations, net	(7,940)	202	(2,964)	(2,937)

Loss before cumulative effect of change in accounting principle	(171,626)	(174,603)	(95,177)	(105,444)
Cumulative effect of change in accounting principle	(545)	(545)	—	—

Net loss	$(172,171)	$(175,148)	$(95,177)	$(105,444)

Basic and diluted loss per common share amounts:
Loss from continuing operating before cumulative effect of changes in accounting principle	$(3.14)	$(3.35)	$(1.63)	$(1.81)
Loss from discontinued operations	(0.15)	0.00	(0.05)	(0.05)
Cumulative effect of changes in accounting principle	(0.01)	(0.01)	—	—
Net loss per common share	$(3.30)	$(3.36)	$(1.68)	$(1.86)

Weighted average shares outstanding	52,204	52,204	56,673	56,673

The Company intends to file restated audited financial statements for 2002 and 2003, and audited financial statements for 2004, together with the opinion of the Company’s independent registered public accountant thereon in its Form 10-K on or before March 16, 2005. The impact of the restatement on the 2004 quarterly results is reflected in the audited financial statements for 2004 and included in the quarterly footnote of selected financial data.

Based on the definition of “material weakness” in the Public Company Accounting Oversight Board’s Auditing Standard No. 2, An Audit of Internal Control Over Financial Reporting Performed in Conjunction With an Audit of Financial Statements, restatement of financial statements in prior filings with the SEC is a strong indicator of the existence of a “material weakness” in the design or operation of internal control over financial reporting. Based on such definition, the Company anticipates that management and the Company’s independent registered public accountant will conclude that a material weakness existed in the Company’s internal control over financial reporting as of December 31, 2004. To the extent a “material weakness” is determined to result from the restatement, the Company believes it has remediated the material weakness in internal control over financial reporting by conducting a review of its accounting related to ground leases, and correcting its method of accounting for ground rent expense.

Non-GAAP Financial Measures

This press release including our 2005 Outlook includes disclosures regarding Adjusted EBITDA, and Adjusted EBITDA margin, Net Debt and Leverage ratio which are non-GAAP financial measures. Adjusted EBITDA is defined as loss from continuing operations plus net interest expenses, taxes, depreciation, accretion and amortization, asset impairment charges, non-cash compensation, restructuring and other charges, and other expenses and excluding non-cash leasing revenue and non-cash ground lease expense. We have included these non-GAAP financial measures because we believe these items are indicators of the profitability, and performance of our core operations and reflect the changes in our operating results. In addition, Adjusted EBITDA is a component of the calculation used by our lenders to determine compliance with some of our debt instruments, particularly our senior credit facility. Neither Adjusted EBITDA, Annualized Adjusted EBITDA, nor Adjusted EBITDA margin are intended to be alternative measures of operating income or gross profit margin as determined in accordance with generally accepted accounting principles.

The Non-GAAP measurements of Adjusted EBITDA and the Adjusted EBITDA margin have certain material limitations, including:

* They do not include interest expense. Because we have borrowed money in order to finance our operations, interest expense is a necessary element of our costs and ability to generate profits and cash flows. Therefore any measure that excludes interest expense has material limitations;

* They do not include depreciation and amortization expense. Because we use capital assets, depreciation and amortization expense is a necessary element of our costs and ability to generate profits. Therefore any measure that excludes depreciation and amortization expense has material limitations;

* They do not include taxes. Because the payment of taxes is a necessary element of our costs, particularly in the future, any measure that excludes tax expense has material limitations; and

* They do not include non-cash expenses such as asset impairment charges, non-cash compensation, restructuring and other charges, and other expenses and non-cash leasing revenue and non-cash ground lease expense. Because these non-cash expenses are a necessary element of our costs and our ability to generate profits, any measure that excludes these non-cash expenses has material limitations.

We compensate for these limitations by using Adjusted EBITDA and the Adjusted EBITDA Margin as only two of several comparative tools, together with GAAP measurements, to assist in the evaluation of our profitability and operating results.

Adjusted EBITDA, Annualized Adjusted EBITDA, and Adjusted EBITDA margin for the three months and fiscal years ended December 31, 2004 and 2003 is calculated below:

	For the three months ended December 31,		For the fiscal year ended December 31,
	2004	2003	2004	2003
	($ in thousands)
Loss from continuing operations	$(41,516)	$(55,127)	$(144,023)	$(174,805)
Interest income	(231)	(319)	(516)	(692)
Interest expense	18,524	23,735	78,987	95,893
Depreciation, accretion, and amortization	22,351	23,042	90,453	93,657
Asset impairment charges	5,472	4,598	7,092	12,993
Provision for income taxes	14	429	710	1,729
Loss from write off of deferred financing fees, extinguishment of debt, and other expenses	16,271	18,784	40,961	24,050
Non-cash compensation(included in selling, general, and administrative)	115	108	470	803
Non-cash leasing revenue	(388)	(503)	(1,169)	(2,372)
Non-cash ground lease expense	1,276	1,508	5,579	5,852
Restructuring and other charges	27	60	250	2,094
Other expenses (included in selling, general and administrative)	—	—	—	1,816

Adjusted EBITDA(1)	$21,915	$16,315	$78,794	$61,018

Annualized Adjusted EBITDA(2)	$87,660	$65,260

Adjusted EBITDA margin(3)	33.6%	32.0%

(1)	Adjusted EBITDA for the three months ended March 31, 2005 and fiscal 2005 will be calculated the same way.

(2)	Annualized Adjusted EBITDA for a particular quarterly period is Adjusted EBITDA for the quarter multiplied by four.

(3)	Adjusted EBITDA margin for a particular quarterly period is Adjusted EBITDA divided by the sum of total revenues minus non-cash leasing revenue for such period.

Our net debt to Annualized Adjusted EBITDA leverage ratio as of December 31, 2004 is calculated below:

	December 31, 2004
Long term debt	$924,456
Current portion of long-term debt	3,250
Less:
Deferred gain on termination of derivative	(1,909)
Cash and cash equivalents	(69,627)
Restricted cash	(2,017)

Net debt	$854,153

Divided by:
Annualized Adjusted EBITDA	$87,660

Leverage ratio	9.7	x

Tower Cash Flow and Tower Cash Flow Margin

This press release including our 2005 Outlook includes disclosures regarding Tower Cash Flow and Tower Cash Flow margin, which are non-GAAP financial measures. Tower Cash Flow is defined as site leasing gross profit excluding non-cash leasing revenue and non-cash ground lease expense and Tower Cash Flow margin is defined as Tower Cash Flow divided by site leasing revenue minus non-cash site leasing revenue. We have included these non-GAAP financial measures because we believe these items are indicators of the profitability of our site leasing operations. In addition, Tower Cash Flow is a component of the calculation used by our lenders to determine compliance with some of our debt instruments, particularly our senior credit facility. Neither Tower Cash Flow nor Tower Cash Flow margin are intended to be alternative measures of site leasing gross profit nor of site leasing gross profit margin as determined in accordance with generally accepted accounting principles.

The Non-GAAP measurements of Tower Cash Flow and Tower Cash Flow margin have certain material limitations. Specifically these measurements do not include non-cash leasing revenue and non-cash ground lease expense. Because these non-cash leasing revenue and non-cash lease expenses are required by GAAP as they are deemed to reflect the straight-line impact of our site leasing operations, any measure that excludes these non-cash items has material limitations. We compensate for these limitations by using Tower Cash Flow and Tower Cash Flow margin as only two of several comparative tools, together with GAAP measurements, to assist in the evaluation of the cash generation of our site leasing operations.

The reconciliation of Tower Cash Flow and Tower Cash Flow margin for the three months ended December 31, 2004 and 2003 is calculated below:

	For the three months ended December 31,
	2004	2003
	(dollars in thousands)
Site leasing revenue	$37,652	$32,936
Site leasing cost of revenue	11,728	11,704

Site leasing gross profit	25,924	21,232
Non-cash leasing revenue	(388)	(503)
Non-cash ground lease expense	1,276	1,508

Tower Cash Flow(1)	$26,812	$22,237

Tower Cash Flow Margin(2)	72.0%	68.6%

(1)	Tower Cash flow for the three months ended March 31, 2005 and fiscal 2005 will be calculated the same way.
(2)	Tower Cash Flow margin for a particular quarterly period is Tower Cash Flow divided by the sum of site leasing revenues minus non-cash leasing revenue for such period.

Equity	Free Cash Flow

This press release also includes disclosures regarding Equity Free Cash Flow which is a non-GAAP financial measure. Equity Free Cash Flow is defined as cash flow from operating activities minus non-cash interest expense minus non-discretionary cash capital expenditures. Equity Free Cash Flow is in our opinion an indicator of the amount of cash produced by our business (after treating our 9.75% senior discount notes as bearing current cash interest) that may be available for reinvestment in the business through discretionary capital expenditures, repayment of indebtedness or return to shareholders. Equity Free Cash Flow is not intended to be an alternative measure of cash flow from operations or operating income as determined in accordance with generally accepted accounting principles.

The use of Equity Free Cash Flow has certain material limitations. Specifically this measurement does not include discretionary capital expenditures. Because the determination of which capital expenditures are discretionary is subject to various interpretations and because these type of capital expenditures are an integral part of our normal operations, any measure that excludes these items has material limitations. We compensate for this limitation by using Equity Free Cash Flow as only one of several comparative tools, together with GAAP measurements, to assist in the evaluation of our cash flow.

Equity Free Cash Flow for the three months ended December 31, 2004 and 2003 is calculated below:

	For the three months ended December 31,
	2004	2003
Cash flow from operating activities	$154	$(9,512)
Non-cash interest expense	(7,047)	(2,067)
Non-discretionary cash capital expenditures	(921)	(814)

Equity free cash flow(1)	$(7,161)	$(12,393)

(1)	Equity free cash flow for the three months ended March 31, 2005 and fiscal year 2005 will be calculated the same way.

CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands)

	For the three months ended December 31,		For the fiscal year ended December 31,
	2004	2003	2004	2003
Revenues:
Site leasing	$37,652	$32,936	$144,004	$127,852
Site development	27,881	18,499	87,478	64,257

Total revenues	65,533	51,435	231,482	192,109

Cost of revenues (exclusive of depreciation, accretion and amortization shown below):
Cost of site leasing	11,728	11,705	47,283	47,793
Cost of site development	25,657	16,807	81,398	58,683

Total cost of revenues	37,385	28,512	128,681	106,476

Gross profit	28,148	22,923	102,801	85,633

Operating expenses:
Selling, general and administrative	7,236	7,721	28,887	30,714
Restructuring and other charges	27	60	250	2,094
Asset impairment charges	5,472	4,598	7,092	12,993
Depreciation, accretion and amortization	22,351	23,042	90,453	93,657

Total operating expenses	35,086	35,421	126,682	139,458

Operating loss from continuing operations	(6,938)	(12,498)	(23,881)	(53,825)

Other income (expense):
Interest income	231	319	516	692
Interest expense	(10,643)	(20,322)	(47,460)	(81,501)
Non-cash interest expense	(7,047)	(2,067)	(28,082)	(9,277)
Amortization of debt issuance costs	(834)	(1,345)	(3,445)	(5,115)
Loss from write-off of deferred financing fees and extinguishment of debt	(16,433)	(18,969)	(41,197)	(24,219)
Other	162	184	236	169

Total other expense	(34,564)	(42,200)	(119,432)	(119,251)

Loss from continuing operations before provision for income taxes and cumulative effect of change in accounting principle	(41,502)	(54,698)	(143,313)	(173,076)
Provision for income taxes	(14)	(429)	(710)	(1,729)

Loss from continuing operations before cumulative effect of change in accounting principle	(41,516)	(55,127)	(144,023)	(174,805)
(Loss) gain from discontinued operations, net of income taxes	(320)	2,311	(3,257)	202

Loss before cumulative effect of change in accounting principle	(41,836)	(52,816)	(147,280)	(174,603)
Cumulative effect of change in accounting principle	—	—	—	(545)

Net loss	$(41,836)	$(52,816)	$(147,280)	$(175,148)

	For the three months ended December 31,		For the fiscal year ended December 31,
	2004	2003	2004	2003
Basic and diluted loss per common share amounts:
Loss from continuing operations before cumulative effect of changes in accounting principle	$(0.65)	$(1.02)	$(2.47)	$(3.35)
(Loss) gain from discontinued operations	(0.01)	0.04	(0.05)	0.00
Cumulative effect of change in accounting principle	—	—	—	(0.01)

Net loss per common share	$(0.66)	$(0.98)	$(2.52)	$(3.36)

Weighted average number of common shares	63,622	54,124	58,419	52,204

Other Data:
Tower Cash Flow	$26,812	$22,237

Adjusted EBITDA	$21,915	$16,315

Equity Free Cash Flow	$(7,814)	$(12,393)

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$69,627	$8,338
Short-term investments	—	15,200
Restricted cash	2,017	10,344
Accounts receivable, net of allowances of $1,731 and $1,400 in 2004 and 2003, respectively	21,125	19,414
Other current assets	23,393	15,236
Assets held for sale	10	1,733

Total current assets	116,172	70,265

Property and equipment, net	745,831	830,145
Deferred financing fees, net	19,421	24,253
Other long-term assets	35,820	33,589

Total assets	$917,244	$958,252

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$30,201	$29,218
Interest payable	3,729	20,319
Long term debt, current portion	3,250	11,538
Other current liabilities	13,823	14,264
Liabilities held for sale	—	608

Total current liabilities	51,003	75,947

Long Term Liabilities:
Long-term debt	924,456	859,220
Deferred revenue	384	511
Other long-term liabilities	30,072	24,140

Total long term liabilities	954,912	883,871

Shareholders’ deficit	(88,671)	(1,566)

Total liabilities and shareholders’ deficit	$917,244	$958,252

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the three months ended December 31,
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(41,836)	$(52,816)
Depreciation, accretion, and amortization	22,351	23,042
Other non-cash items reflected in Statement of Operations	12,589	7,286
Loss from write-off of deferred financing fees and extinguishment of debt	16,433	18,969
Changes in operating assets and liabilities	(8,730)	(5,993)

Net cash provided by (used in) operating activities	154	(9,512)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(2,604)	(2,925)
Acquisitions and related earn-outs	(911)	(377)
Proceeds from sale of fixed assets	394	4,001
Receipt (payment) of restricted cash	4,486	13,028

Net cash (used in) provided by investing activities	1,365	13,727

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from employee stock purchase/option plans	2,019	(9)
Borrowings under senior credit facility, net of financing fees	29,411	26,955
Repayment of senior credit facility and notes payable	(15,814)	(85,018)
Repurchase/redemption of 12% senior discount and 10 1/4% senior notes	(213,419)	(238,733)
Proceeds from 9 3/4% senior discount notes, net of financing fees	—	267,109
Proceeds from 8 1/2% senior notes, net of financing fees	244,788	—
Repayment of bank overdraft	127	(1,466)

Net cash provided by (used in) financing activities	47,112	(31,162)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	48,631	(26,947)
CASH AND CASH EQUIVALENTS:
Beginning of period	20,996	35,285

End of period	$69,627	$8,338

	For the three months ended December 31, 2004	For the fiscal year ended December 31, 2004
	(in thousands)
SELECTED CAPITAL EXPENDITURE DETAIL:
Tower new build construction:
Return of deposit on construction in progress	$—	$(300)
Towers completed in period	1,355	1,355
Towers completed in prior periods	—	615
Work in process	55	200

	1,410	1,870
Operating tower expenditures:
Tower upgrades/augmentations	273	1,818
Maintenance/improvement capital expenditures	635	2,228

	908	4,046
General corporate expenditures	286	1,298

Total capital expenditures	$2,604	$7,214